Patrick Industries, Inc. Announces New Amendment to Its Credit Agreement

ELKHART, Ind., Dec. 20, 2010 /PRNewswire-FirstCall/ -- Patrick Industries, Inc. (Nasdaq: PATK) announced today that it has entered into a fifth amendment (the "Fifth Amendment") to its senior secured credit agreement dated May 18, 2007 (the "Credit Agreement"). The Fifth Amendment includes the modification of certain definitions, terms and reporting requirements and extends the revolving termination date and term maturity date of the Company's existing senior secured credit facility and related term loan to May 31, 2011 to allow a new facility to be put in place to meet both short-term and long-term operating needs.

Pursuant to the Fifth Amendment entered into on December 17, 2010, financial covenants were modified to reflect the Company's updated operating and cash flow projections.  Borrowings under the revolving line of credit, subject to a borrowing base up to a maximum borrowing limit of $28.0 million, and the interest rates for borrowings under the revolving line of credit and the term loan of the Credit Agreement, remained unchanged.

"We are pleased to have entered into this amendment and extension of our Credit Agreement while we continue our efforts to refinance or replace our existing credit facility in the first half of 2011.  We are also very appreciative of the support that our senior lenders have continued to provide and the strong relationship we have with each of them.  The significant progress we have made in strategically positioning our business model has taken a total team effort, and is a reflection of the continued support of our banking group, customers, suppliers, shareholders, and team members as we head into the new year," stated Todd Cleveland, President and CEO.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 12 states.  Patrick's major manufactured products include decorative vinyl and paper panels, wrapped profile mouldings, cabinet doors and components, interior passage doors, slotwall and slotwall components, and countertops.  The Company also distributes drywall and drywall finishing products, electronics, adhesives, wiring, electrical and plumbing products, cement siding, interior passage doors, roofing products, laminate flooring, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.  Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and our ability to refinance or replace our credit facility.  In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.  Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

CONTACT: Julie Ann Kotowski, Patrick Industries, Inc., +1-574-294-7511, kotowskj@patrickind.com